10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds'
10f-3 procedures for the period June 1, 2005 through November 30, 2005.

Fund

Intermediate Municipal Bond Fund

Security

The City of New York

Advisor

EIMCO

Transaction
 Date

7/15/2005

Cost

$13,896,350

Offering Purchase

1.529%

Broker

UBS Financial Services, Inc.
Underwriting

Syndicate
Members

UBS Financial Services, Inc.


Fund

Intermediate Municipal Bond Fund

Security

Metropolitan Transportation Authority

Advisor

EIMCO

Transaction
 Date

10/20/2005

Cost

$1,065,790

Offering Purchase
0.666%
Broker
UBS Financial Services
Underwriting
Syndicate
Members
UBS Financial Services, Inc.